Exhibit 10.26

FNB UNITED CORP.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of                     , 20    , by and between FNB United Corp., a North Carolina corporation and registered bank holding company (the “Company”), and                      (“Participant”);

W I T N E S S E T H:

WHEREAS, the Company recognizes the value to it of the services of Participant as a [key employee or non-employee director] of the Company or one of its subsidiaries and wishes to furnish Participant with added incentive and inducement to contribute to the success of the Company; and

WHEREAS, the Board of Directors of the Company has adopted, and the shareholders of the Company have approved, the FNB Corp. 2003 Stock Incentive Plan, a copy of which is attached hereto as Exhibit A (hereinafter called the “Plan”); and

WHEREAS, pursuant to the provisions of the Plan, the Compensation Committee of the Board of Directors of the Company has authorized the grant to Participant of a restricted stock award (the “Award”) on the terms and conditions hereinafter set forth, and Participant desires to accept such Award on such terms and conditions;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

Section 1. Award. The Company hereby awards to Participant              shares of the Company’s Common Stock, par value $2.50 per share (the “Shares”), and Participant acknowledges receipt of the Award, pursuant and subject to the terms and conditions of the Plan and this Agreement. The Shares will be issued in the name of Participant but will be held in escrow by the Company until all restrictions thereon have lapsed and the Shares are vested. Simultaneously with the execution of this Agreement, Participant shall execute and deliver to the Company one or more assignments separate from certificate in the form of Exhibit B attached hereto with respect to the Shares. Upon the lapse of restrictions and the vesting of any Shares, the Company shall deliver a certificate evidencing such Shares to Participant.

Section 2. Applicability of Plan. Participant hereby affirms that [he/she] has read and understands the Plan and this Agreement and agrees that [his/her] entitlement to and enjoyment of the Shares is in all respects subject to the terms and provisions of the Plan and this Agreement.

Section 3. Tax Matters. Participant has reviewed with [his/her] own advisor(s) the federal, state, and local tax consequences of the Award of the Shares. Participant is relying solely on such advisor(s) and not on any statements or representations of the Company or any of its agents. Participant understands that [he/she], and not the Company, shall be responsible for

[his/her] own tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant further understands that Section 83 of the Internal Revenue Code of 1986 (including any amendments and successor provisions to such section and any regulations promulgated thereunder) taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares terminate or lapse in accordance with the terms of the Plan and this Agreement. Participant understands that [he/she] may elect to be taxed at the time the Shares are granted, rather than as the restrictions terminate or lapse, by completing the 83(b) election form attached hereto as Exhibit C and delivering it to the Internal Revenue Service (“IRS”) office where [he/she] regularly files [his/her] tax returns within 30 days of the date of this Agreement. Participant also understands that [he/she] must provide a copy of the 83(b) election to the Company when [he/she] first files it with the IRS and file a copy with [his/her] tax return for the year in which the election is made. Participant acknowledges that it is [his/her] sole responsibility (and not the Company’s) to file timely the election under Section 83(b). Participant also acknowledges that at the time [his/her] tax obligation arises with respect to the Shares, the Company may incur a withholding tax obligation, and Participant shall deliver sufficient funds to the Company to meet any such withholding tax obligation; provided, however that if Participant does not make an election under Section 83(b), Participant may elect to authorize the Company to withhold from the Shares issued to Participant the number of whole shares of Common Stock required to satisfy such withholding tax obligation, the number to be determined by the fair market value of the Shares on the date the restrictions on the Shares lapse and the Shares vest. If Participant elects to authorize the Company to withhold shares of Common Stock to satisfy such withholding tax obligation, Participant shall pay in cash any such obligation that remains after the application of the whole shares that is less than the value of a whole share.

Section 4. Lapse of Restrictions. The restrictions on the Shares will lapse and the Shares will vest as follows:

(a) A number of Shares equal to 33 1/3% of the total number of Shares awarded pursuant to this Agreement, or              Shares, shall vest and the restrictions on such Shares will lapse if Participant is continuously employed by the Company from the date hereof until                     , 20    .

(b) A number of Shares equal to an additional 33 1/3% of the total number of Shares awarded pursuant to this Agreement, or              Shares, shall vest and the restrictions on such Shares will lapse if Participant is continuously employed by the Company from the date hereof until                     , 20    .

(c) A number of Shares equal to an additional 33 1/3% of the total number of Shares awarded pursuant to this Agreement, or              Shares, shall vest and the restrictions on such Shares will lapse if Participant is continuously employed by the Company from the date hereof until                     , 20    .

[Note: If the restrictions on the Shares will lapse at one time (cliff vesting), Section 4 will read as follows: All restrictions on the Shares will lapse and the Shares shall immediately vest if Participant is continuously employed by the Company from the date hereof until                     , 20    .]

Section 5. Forfeiture. The unvested Shares shall be forfeited to the Company if and when it is no longer possible for the Shares to vest as provided in Section 4 above. Notwithstanding the foregoing, immediately prior to the effective time of a Change in Control, as such term is defined in the Plan, all unvested Shares outstanding under this Agreement shall immediately vest and the restrictions thereon shall lapse.

Section 6. Shareholder Rights. From and after the date hereof and until the Shares are forfeited to the Company, Participant shall be entitled to vote the Shares and to receive any dividends paid with respect thereto. Until the restrictions lapse, the Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by Participant.

Section 7. Compliance with Securities Laws. Participant recognizes that any registration of the Shares under applicable federal and state securities laws, or actions to qualify for applicable exemptions from such registrations, shall be at the option of the Company. Participant acknowledge that, in the event no such registrations are undertaken and the Company relies on exemptions from registration, there may not be an exemption from such registration requirements available for resale or transfer of any of the Shares and Participant may not be permitted to resell or transfer any of the Shares following vesting and lapse of the restrictions thereon in the amounts or at the times proposed by Participant. Participant further acknowledges that, notwithstanding registration, if Participant is deemed an “affiliate” of the Company, [he/she] may sell the Shares following lapse of the restrictions only in compliance with Rule 144 of the Securities and Exchange Commission, except that the two-year holding period of Rule 144 will not apply, and that the Company may take such action as it deems necessary or appropriate to assure such compliance, including placing restrictive legends on certificates evidencing the Shares and delivering stop transfer instructions to the Company’s stock transfer agent. For this purpose, an “affiliate” is a person who directly or through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

Section 8. Right to Employment. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate Participant’s employment with the Company at any time for any reason whatsoever.

Section 9. Successor and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of Participant.

Section 10. Notices. Notices under this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when forwarded by a recognized overnight courier service that maintains records showing delivery information, (iii) when sent via facsimile but only if a written facsimile acknowledgment of receipt is received by the sending party, or (iv) when placed in the United States Mail and forwarded by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 101 Sunset Avenue, Asheboro, North Carolina 27203.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

Section 12. Amendments. Except as otherwise provided by the Plan, this Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Company and Participant.

Section 13. Multiple Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the day and year first above written.

FNB UNITED CORP.

By

Participant:

EXHIBIT A

FNB Corp. 2003 Stock Incentive Plan

EXHIBIT B

Assignment Separate from Certificate

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer              shares of the common stock of FNB United Corp., a North Carolina corporation, represented by Certificate No.          standing in the name of the undersigned on the books of said Corporation to                                         , and does hereby irrevocably constitute and appoint                                                   as attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:                     , 200

IN THE PRESENCE OF

Witness	Print Name:

Notary Acknowledgement to Assignment Separate from Certificate

                     County, North Carolina

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that [he/she] or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

                    [List Name(s) of Person(s)]

______________________________________________________________________________________________________________________________.

Date: , 20
Official Signature of Notary
(Official Seal)

, Notary Public Printed or typed name
My commission expires:

EXHIBIT C

83(b) Election

Election to Include Value of Restricted Property in Gross Income

in Year of Transfer Under Code § 83(b)

The undersigned hereby elects pursuant to § 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:

Address:

Tax ID/ SSN:

2.	Description of property with respect to which the election is being made:

                     shares of restricted common stock, $2.50 per share par value, of FNB United Corp., a North Carolina corporation (the “Restricted Stock”).

3.	The date on which property was transferred is: .

The taxable year to which this election relates is:                    .

4.	The nature of the restriction(s) to which the property is subject is:

The taxpayer will forfeit (i) 100% of the Restricted Stock unless the taxpayer remains employed by the corporation until                     , (ii) 66 2/3% of the Restricted Stock unless the taxpayer remains employed by the corporation until                     , and (iii) 33 1/3% of the Restricted Stock unless the taxpayer remains employed by the corporation until                     .

5.	Fair market value:

6.	Amount paid for property: $0.

7.	Furnishing statement to employer:

A copy of this statement has been furnished to FNB United Corp.

Dated:	.

Print Name:

SSN: